As filed with the Securities and Exchange Commission on August 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PIXELWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON	91-1761992
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
16760 SW Upper Boones Ferry Road, Ste 101
Portland, OR 97224
(503) 601-4545
(Address, Including Zip Code, of Principal Executive Offices)
Pixelworks, Inc. 2006 Stock Incentive Plan
(Full Title of the Plan)
Bruce A. Walicek
President and Chief Executive Officer
Pixelworks, Inc.
16760 SW Upper Boones Ferry Road, Ste 101
Portland, OR 97224
(503) 601-4545
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of	Amount	Maximum	Aggregate	Amount Of
Securities	To Be	Offering Price	Offering	Registration
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee (2)
Common Stock, $0.001 par value per share	1,150,000 shares	$1.71	$1,966,500	$109.73

(1)	This Registration Statement covers, in addition to the number of shares of Pixelworks, Inc., an Oregon corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the of Pixelworks, Inc. 2006 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 3, 2009, as quoted on the NASDAQ Global Market.

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009;

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2009, filed with the Commission on May 7, 2009;

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2009, filed with the Commission on August 6, 2009;

(d)	The Company’s Current Report on Form 8-K, filed with the Commission on May 14, 2009; and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 10, 2000, and any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
     Not applicable.

Item 8.	Exhibits
     See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 6, 2009.

PIXELWORKS, INC.
By:	/s/ Bruce A. Walicek
Bruce A. Walicek
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Bruce A. Walicek and Steven L. Moore, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Bruce A. Walicek Bruce A. Walicek	President, Chief Executive Officer, and Director	August 6, 2009

/s/ Steven L. Moore Steven L. Moore	Vice President, Chief Financial Officer, Secretary and Treasurer	August 6, 2009

/s/ Allen H. Alley	Chairman of the Board	August 6, 2009
Allen H. Alley

/s/ Mark A. Christensen	Director	August 6, 2009
Mark A. Christensen

/s/ James R. Fiebiger	Director	August 6, 2009
James R. Fiebiger

/s/ C. Scott Gibson	Director	August 6, 2009
C. Scott Gibson

/s/ Daniel J. Heneghan	Director	August 6, 2009
Daniel J. Heneghan

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Pixelworks, Inc. 2006 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2009.)

5.1	Opinion of Ater Wynne LLP (opinion re legality).

23.1	Consent of Ater Wynne LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP (consent of independent registered public accounting firm).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).